UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2020

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

631-240-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APDN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2020, Applied DNA Sciences, Inc. (the “Company”) approved certain compensatory arrangements for the Company’s Chief Executive Officer, Chief Financial Officer and Chief Information Officer.

As previously disclosed, Dr. James Hayward, the Company’s President, Chief Executive Officer, and Chairman of the Board of Directors, is subject to an employment agreement, which provides for, among other things, an annual salary of $400,000. Dr. Hayward voluntarily reduced his salary for the fiscal years ended September 30, 2020, 2019, and 2018. Dr. Hayward’s base salary for the majority of the 2019 fiscal year was $250,000. During September 2019, Dr. Hayward further voluntarily reduced his salary from the then-current rate of $250,000 to $50,000. Dr. Hayward’s salary was subsequently increased to $150,000 during December 2019. The Company has as of October 3, 2020 re-affirmed the employment agreement’s annual salary of $400,000, and from that date Dr. Hayward’s salary will be paid at such rate.

Ms. Beth Jantzen, the Company’s Chief Financial Officer; and Ms. Judith Murrah, the Company’s Chief Information Officer and Secretary, have each been awarded by the Company a cash bonus of $42,116 to be paid on October 16, 2020.

In addition, the Company increased Ms. Murrah’s salary to an annual rate of $300,000, effective as of October 3, 2020, from $250,000 per annum. Ms. Murrah is not party to an employment agreement with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 8, 2020	APPLIED DNA SCIENCES, INC.

	By:	/s/ James A. Hayward
	Name:	James A. Hayward
	Title:	Chief Executive Officer